                                                                      Exhibit 99


NEWS RELEASE

CNB Financial Corporation Approves Stock Repurchase Plan

Clearfield, PA, August 15, 2001 - Acting under the authority granted by the Board of Directors, CNB Financial Corporation (Nasdaq: CCNE) today announced the approval of a plan to repurchase up to 180,000 shares of its common stock. It is anticipated that share repurchases will be made periodically as needed for corporate purposes. The plan for repurchase will expire on August 14, 2002.

Headquartered in Clearfield, Pennsylvania, CNB Financial Corporation provides banking services through its primary subsidiary, County National Bank, to customers within a six county region in West Central Pennsylvania through twenty community offices.